Exhibit 10.2

PURCHASING AGREEMENT

THIS PURCHASING AGREEMENT (this “Agreement”) is made and entered into as of this 15th day of June, 2007 to be effective as of June 15th, 2007 (the “Effective Date”) by and between Theriac Enterprises of Rancho Mirage, LLC, a California limited liability company (“Owner”) and Devoto Construction of Southwest Florida, Inc. (“Devoto”).

RECITALS:

A. Owner is the owner of all that certain real property located in the City of Rancho Mirage, Riverside, County (“County”), State of California, having a street address of 40055 Bob Hope Dr., Rancho Mirage, CA (the “Property”).

B. Devoto is a wholly owned subsidiary of Radiation Therapy Services, Inc., a Florida corporation (“RTSI”), a developer and operator of radiation therapy centers. Devoto has well-established relationships with vendors of various equipment and other goods necessary and used in the operation of radiation therapy centers.

C. Owner is developing the Property as a radiation therapy center meeting the standards and requirements of RTSI for a radiation therapy center under its 21st Century Oncology flagship brand (the “Project”).

D. Owner wishes to appoint Devoto as its purchasing agent for the purposes of arranging the purchase of any and all equipment necessary for the operation of the Project as herein provided.

NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1

PURCHASING AGENT

1.1 Purchasing. Owner does hereby employ Devoto as its sole and exclusive purchasing agent for the specialty items necessary to equip a radiation therapy center, which specialty items anticipated to be purchased in connection with the Project is more particularly described in the schedule attached as Exhibit “A” attached hereto and made a part hereof. Such specialty items shall be purchased for Owner by Devoto upon a schedule to be determined by Owner and Devoto. Owner shall pay the actual cost of such specialty items as negotiated by Devoto and shall further pay to Devoto a transaction fee on each item of specialty items so purchased by Devoto of 20% of the actual cost of same. Additionally, Owner shall pay all sales and use taxes imposed on any such specialty items in connection with the original purchase thereof, as well as all shipping and handling charges for such specialty items. Such specialty items shall be deemed to be sold directly to Owner, and Devoto shall not be deemed an owner thereof. Devoto’s compensation is for consulting services rendered in connection with the selection of such specialty items, arranging the purchase of same from vendors with whom Devoto has established relationships, delivery of such specialty items and overseeing the installation of same. Devoto’s fees for such services shall be invoiced to Owner upon the ordering of any such specialty items on Owner’s behalf pursuant to the terms hereof and shall be payable by Owner to Devoto within thirty (30) days of the date of each such invoice. Invoices not paid within such thirty (30) day time period shall bear interest at the lesser of 18% or the maximum contract rate of interest allowed by law.

1.2 No Representation or Warranty by Devoto. DEVOTO MAKES NO WARRANTY OR REPRESENTATION RELATIVE TO SUCH SPECIALTY ITEMS PURCHASED BY OWNER PURSUANT TO THE TERMS HEREOF AND DEVOTO DOES HEREBY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Owner shall look solely to the manufacturer or vendor of such specialty items as to any warranties associated therewith and Devoto shall have no liability for the condition or fitness for any of the specialty items purchased by Owner pursuant to the terms hereof. Devoto shall not be deemed to be vendor of such specialty items for any purpose. Additionally, Devoto shall not be responsible or liable for the unavailability of any such specialty items or the failure of any manufacturer or vendor to timely deliver any such specialty items. All risks of such specialty items shall be borne by Owner solely.

1.3 Indemnity. Owner recognizes and agrees that it is solely responsible for payment of the purchase price of each piece of specialty item hereunder, as well as the cost of any sales or use taxes imposed thereon in connection with the original purchase thereof, the cost of shipping and handling such specialty items. Owner agrees to and does hereby indemnify, defend and hold Devoto harmless of, from and against any and all such claims.

SECTION 2

GENERAL PROVISIONS

2.1 Binding Effect. Subject to any provision hereof restricting assignment, this Agreement shall be binding upon and inure to the benefit of the executing parties and their respective successors and assigns.

2.2 Costs and Attorneys’ Fees. If any party to this Agreement brings or commences any legal action or proceeding to enforce any of the terms of this Agreement (or for damages by reason of an alleged breach of this Agreement), the prevailing party in such action shall be entitled to recovery of all costs and expenses of litigation, including reasonable attorneys’ fees and costs, as part of its judgment. The prevailing party shall also be entitled to recovery of all costs and expenses, including reasonable attorneys’ fees, in enforcing any judgment awarded to it.

2.3 Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed, either by the parties hereto or by any third party, to create any partnership, joint venture or other association between Owner and Devoto.

2.4 Notices. All notices, including deliveries of documentation (i.e., plans and contracts) for review and approval herein shall be sent by either personal delivery, a reputable overnight courier which keeps receipts of delivery (such as UPS or Federal Express), or through the facilities of the United States Post Office, postage prepaid, certified or registered mail, return receipt requested. Any such notice shall be effective upon delivery, if delivered by personal delivery or overnight courier, and seventy-two (72) hours after dispatch, if mailed in accordance with the above. Notices to the respective parties shall be sent to the following addresses unless written notice of a change of address has been previously given pursuant hereto:

To Owner:	Theriac Enterprises of Rancho Mirage, LLC
2234 Colonial Boulevard
Fort Myers, FL 33907
Attention: Daniel E. Dosoretz, M.D.

To Devoto:	Devoto Construction of Southwest Florida, Inc.
2234 Colonial Boulevard
Fort Myers, FL 33907
Attn: David Watson
Phone: (239) 931-7281
Fax: (239) 931-7380

2.5 Consents. Whenever in this Agreement a party is, or may be, called upon to give its consent or approval to any action, except as otherwise specifically provided herein, the consent or approval shall not be unreasonably withheld or delayed.

2.6 Exhibits Incorporated. Each exhibit and schedule attached hereto and referred to in this Agreement is hereby incorporated by reference as though set forth in full where referred to (by letter or description) herein.

2.7 Entire Agreement; Modification. This Agreement (including the Recitals set forth at the beginning of this Agreement, all of which are incorporated herein by this reference) embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

2.8 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of Florida.

2.9 Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

2.10 Interpretation. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa, and the use of the terms “include,” “includes” and “including” shall be without limitation to the items which follow.

2.11 Severability. In case any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

2.12 Joint Drafting. The parties acknowledge that each has played an equal part in the negotiation and drafting of this Agreement, and in the event any ambiguities should be realized in the construction or interpretation of this Agreement, such ambiguities shall not be construed against either party solely on account of authorship.

2.13 Time is of the Essence. The parties acknowledge that time is of the essence for each time and date specifically set forth in this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

“Owner”

Theriac Enterprises of Avondale, LLC

By:	/s/ Daniel E. Dosoretz
Name:	Daniel E. Dosoretz
Title:	Manager

“Devoto”

DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.

By:	/s/ David Watson
Name:	David Watson
Title:	CFO

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